SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2007

Orleans Homebuilders, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-6830	59-0874323
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Greenwood Square, Suite 101
3333 Street Road, Bensalem, PA	19020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (215) 245-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                      Appointment of Certain Officers.

On February 27, 2007, Orleans Homebuilders, Inc. (the “Company”) entered into an Employment Agreement with Garry Herdler, Executive Vice President and Chief Financial Officer of the Company (the “Employment Agreement”).  Following is a brief description of certain terms of the Employment Agreement.

Mr. Herdler’s Employment Agreement provides that Mr. Herdler’s employment with the Company is for an unspecified duration and that his employment may be terminated at any time by either the Company or Mr. Herdler upon the giving of notice as required by the Employment Agreement.

The Employment Agreement provides that Mr. Herdler’s annual base salary is $450,000 per year for fiscal years 2007, 2008 and 2009 and $475,000 per year for fiscal years 2010, 2011 and 2012.  Mr. Herdler is also entitled to receive a one-time bonus payable over three years in the aggregate amount of $900,000.  Generally, Mr. Herdler must be employed by the Company on the relevant scheduled payment date to receive the payment of the signing bonus.

Pursuant to the Employment Agreement, Mr. Herdler is entitled to the following semi-annual guaranteed minimum bonuses: $150,000 for fiscal year 2007, payable on July 1, 2007; $300,000 for fiscal year 2008, payable 50% on December 31, 2007 and 50% on June 30, 2008; and $300,000 for fiscal year 2009, payable 50% on December 31, 2008 and 50% on June 30, 2009.  Generally, Mr. Herdler is required to be employed by the Company on the relevant payment date to receive such semi-annual guaranteed minimum bonus payment.  With respect to fiscal years 2008 through 2009, Mr. Herdler is entitled to an additional incentive bonus equal to the positive difference, if any, between (i) the sum of: (A) 0.75% of the first $100 million of “pre-tax, pre-bonus consolidated income” (as defined in the Employment Agreement) for the fiscal year, and (B) 0.50% of any pre-tax, pre-bonus consolidated income in excess of $100 million for the fiscal year; and (ii) the guaranteed minimum bonus for that fiscal year.  No additional incentive bonus payments will be made unless and until a plan document outlining the terms of the additional bonus arrangement has been disclosed to and approved by the Company’s shareholders.

For Fiscal Years 2010 and thereafter, Mr. Herdler will be entitled to an annual incentive bonus in accordance with all of the terms and conditions of the Company’s incentive compensation plan.  The annual incentive bonus for fiscal year 2010 and thereafter will be equal to the sum of: (A) 0.75% of the first $100 million of net pre-tax profits (as defined in the Company’s incentive compensation plan) for the fiscal year, and (B) 0.50% of any net pre-tax profits in excess of $100 million for the fiscal year.

Pursuant to the Employment Agreement, Mr. Herdler received an option to acquire 240,000 shares of Company common stock with an exercise price equal to the fair market value of the Company’s common stock on February 27, 2007, which was $15.60.  The option will vest in five equal installments on each of the first five anniversaries of the effective date of the Employment Agreement.  The option is subject to the approval by the Company’s stockholders of the Second Amended and Restated 2004 Omnibus Stock Incentive Plan increasing the number of shares of Company common stock available under that plan.

Mr. Herdler will generally be eligible to participate in the Company’s insurance and health benefit plans, the supplemental executive retirement plan and other savings and incentive plans, as applicable and subject to their respective requirements, terms and conditions, and to receive certain other benefits, including a vehicle allowance and a lump sum moving allowance for the reimbursement of relocation expenses and legal expenses associated with the negotiation of the Employment Agreement.

In the event Mr. Herdler’s employment is terminated by the Company without Cause or Mr. Herdler resigns for Good Reason (as such terms are defined in the Employment Agreement), Mr. Herdler will be entitled to receive (i) certain accrued but unpaid bonus amounts, (ii) a minimum of $750,000 if termination occurs in fiscal year 2007, 2008 or 2009, a minimum of $525,000 if termination occurs in fiscal year 2010 or a minimum of $375,000 if termination occurs in fiscal year 2011 or 2012, which minimums may be increased based upon Mr. Herdler’s earnings in years prior to termination; (iii) continued participation in the Company’s group medical insurance plan for employees for an 18 month period following termination; and (iv) accelerated vesting of the options to acquire Company common stock.  Generally, severance payments (other than payment of certain accrued but unpaid bonuses) will be made in 12 equal installments over the course of the year following termination and are contingent on Mr. Herdler signing and not timely revoking a termination agreement.

Upon a “Change of Control” (as such term is defined in the Employment Agreement), if Mr. Herdler is terminated for any reason other than disability or death in the 120 days immediately prior to a change of control or within one year following a change of control, he will be entitled to (i) a payment equal to two times his base salary plus two times the greater of the average annual bonus or the prior year’s bonus (as calculated pursuant to the Employment Agreement) and (ii) all of the items set forth in (i), (iii) and (iv) in the previous paragraph.  In addition, if Mr. Herdler terminates his employment for any reason during the 30-day period immediately preceding the one year anniversary of a “Change of Control”, such termination will be considered a termination for “Good Reason” entitling Mr. Herdler to such severance.

Mr. Herdler’s Employment Agreement contains a non-competition clause providing that, during a period of six months after he terminates his employment for other than “Good Reason,” Mr. Herdler is prohibited from engaging in certain activities relating to the homebuilding industry and, during a period of one year after he terminates his employment for other than Good Reason, he is prohibited from soliciting certain distributors, suppliers, customers or employees of the Company.  The Employment Agreement also contains a confidentiality provision requiring Mr. Herdler to keep certain information confidential and not use such information, except in the course of performing his duties for the Company.

The Employment Agreement also provides that, under certain circumstances, the

Company will generally pay to Mr. Herdler a “tax gross-up” to cover certain taxes associated with “excess parachute payments” under Section 4999 of the Internal Revenue Code in connection with a change of control, such that the net amount received by him is equal to the total payments he would have received had the tax not been incurred.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is included as Exhibits 10.1 hereto and incorporated herein by reference.

On February 28, 2007, The Company issued a press release announcing the appointment of Mr. Herdler as Executive Vice President and Chief Financial Officer. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits.

(d)      Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit
No.	Description

10.1	Employment Agreement between the Company and Garry Herdler, effective February 27, 2007.

99.1	Press Release of Orleans Homebuilders, Inc., dated February 28, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORLEANS HOMEBUILDERS, INC.

Dated: March 5, 2007	By:	MICHAEL T. VESEY
Michael T. Vesey
President